EXHIBIT 21


                            MEMBERWORKS INCORPORATED
                            SIGNIFICANT SUBSIDIARIES



                                                 STATE OF INCORPORATION
SUBSIDIARY                                           OR ORGANIZATION
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       Lavalife Inc.                                    Delaware